EXHIBIT 1

HSBC CREDIT CARD MASTER NOTE TRUST (USA) I

Series 2007-1

$677,550,000 Series 2007-1 Class A Floating Rate Asset Backed Notes

UNDERWRITING AGREEMENT

July 25, 2007

HSBC Securities (USA) Inc.

as Representative of the

Underwriters set forth herein (the “Representative”)

452 Fifth Avenue

New York, New York 10018

Dear Sirs:

HSBC Bank Nevada, National Association (the “Bank”) has conveyed and proposes to further convey, from time to time, the receivables (the “Receivables”) that are generated in a portfolio of certain consumer revolving credit card accounts and other rights and property to HSBC Receivables Acquisition Company I ("HRAC"), which has conveyed the Receivables to HSBC Receivables Funding Inc. I (the “Transferor”), which has conveyed and will convey the Receivables to the HSBC Credit Card Master Note Trust (USA) I (the “Issuer” or the “Trust”), and the Transferor proposes to cause the Issuer to sell to you and to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as the Representative, $677,550,000 Series 2007-1 Class A Floating Rate Asset Backed Notes, (the “Class A Notes”) in the Trust. The Receivables have been, and will from time to time be, conveyed to HRAC by the Bank pursuant to a Second Amended and Restated Receivables Purchase Agreement, dated as of July 1, 2002 (the “Bank RPA”), between the Bank and HRAC. The Receivables have been, and will from time to time be, conveyed to the Transferor by HRAC pursuant to a Second Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2006 (the “Transferor RPA”, and together with the Bank RPA, the “Receivables Purchase Agreements”), between HRAC and the Transferor. The Receivables have been, and will from time to time be, conveyed by the Transferor to the Issuer pursuant to a Second Amended and Restated Transfer and Servicing Agreement, dated as of June 30, 2006 (the “Transfer and Servicing Agreement”), among the Transferor, HSBC Finance Corporation (“HSBC Finance”), as servicer (the “Servicer”), and the Issuer. The Bank, HRAC and the Transferor are direct or indirect subsidiaries of HSBC Finance. HSBC Finance and the Transferor are referred to collectively herein as the “HSBC Entities.”

The Issuer is a Delaware common law trust governed by a Second Amended and Restated Trust Agreement, dated as of June 30, 2006 (the “Trust Agreement”), between the Transferor and Wilmington Trust Company (“WTC”), as owner trustee (the “Owner Trustee”).

The Class A Notes and the $72,450,000 Series 2007-1 Class B Floating Rate Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”) will be issued pursuant to a Second Amended and Restated Master Indenture, dated as of June 30, 2006 (the “Master Indenture”), between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2007-1 Indenture Supplement with respect to the Notes to be dated as of July 31, 2007 (the “Indenture Supplement,” and together with the Master Indenture, the “Indenture”). The Transfer and Servicing Agreement, the Receivables Purchase Agreements, the Indenture and the Trust Agreement are referred to herein, collectively, as the “Transaction Documents.”

The Class A Notes will be sold pursuant to this Underwriting Agreement (this “Agreement”) and will represent undivided interests in certain assets of the Trust (as hereinafter described).

Capitalized terms used herein without definition shall have the meanings set forth in the Transaction Documents.

At or prior to the time the first “contract of sale” within the meaning contemplated by Rule 159 under the Securities Act of 1933, as amended (the “Act”), was entered into, which was approximately 2:15 p.m. on July 25, 2007 (the “Time of Sale”), the Transferor and Issuer had prepared the preliminary prospectus supplement dated July 23, 2007, as supplemented by the preliminary prospectus supplement dated July 25, 2007 (the “Preliminary Prospectus Supplement”) to the Base Prospectus (as defined below) (collectively the “Preliminary Prospectus”). If, subsequent to the Time of Sale and prior to the Closing Date, such information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Underwriters terminate their old contracts of sale (within the meaning of Rule 159 under the Act, “Contracts of Sale”) and enter into new contracts of sale with investors in the Notes, then the “Preliminary Prospectus” will refer to the information conveyed to investors at the time of entry into such new Contract of Sale, in an amended Preliminary Prospectus approved by the Transferor and the Representative that corrects such material misstatements or omissions (a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

Section 1.	Representations and Warranties of the Transferor and HSBC Finance.

(a)          Each of the Transferor and HSBC Finance, individually, represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(a). Certain terms used in this Section 1(a) are defined in the second paragraph of subsection 1(a)(i) below.

(i)           The Transferor meets the requirements for use of Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act have been satisfied. A registration statement on Form S-3 (No. 333-134419), including a form of Prospectus (as defined below) and such amendments thereto as may have been filed prior to the date hereof, relating to the Class A Notes and the offering thereof in accordance with Rule 415 under the Act, has been filed by the Transferor with, and has been declared effective by, the

Securities and Exchange Commission (the “Commission”). If any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission and is still effective as of the date hereof.

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “Effective Date” shall mean the most recent date as of which the Registration Statement was declared effective by the Commission or any later date determined pursuant to Rule 430B(f)(2) under the Act. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Act or rules thereunder, including amendments, all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, exhibits and financial statements, in the form in which it has or shall become effective and, in the event that any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. “Rule 424” refers to such rule under the Act. The Transferor proposes to file with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act a supplement dated July 25, 2007 (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b), is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, are hereinafter referred to as the “Prospectus.”

(ii)          The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or any “free writing prospectus” (as defined in Rule 405 of the Act) relating to the Notes (each, a “Free Writing Prospectus”) or suspending the effectiveness of the Registration Statement, and no proceedings for such purpose are pending or, to the Transferor’s knowledge, threatened by the Commission.

(iii)         On the Effective Date, the Registration Statement and as of the applicable effective date as to each part thereof pursuant to Rule 430B(f)(2) and any amendment thereto under the Act, conformed in all respects to the requirements of the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and the TIA and the rules and regulations thereunder and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of this Agreement and the Closing Date, the Registration Statement and the Prospectus comply, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration

Statement and the Prospectus will comply, in all respects with the requirements of the Act and the Rules and Regulations and the TIA and the rules and regulations thereunder and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that neither HSBC Finance nor the Transferor makes representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with the Underwriter Information (as defined below).

(iv)         The Preliminary Prospectus, at the Time of Sale, did not, and Preliminary Prospectus and the Prospectus at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Transferor nor HSBC Finance makes any representation or warranty with respect to information omitted from such Preliminary Prospectus in reliance on Rule 430B under the Act or with respect to any statements or omissions made in reliance upon and in conformity with the information contained in the FIFTH paragraph under the caption “UNDERWRITING” in the Prospectus (the “Underwriter Information”).

(v)          Each Issuer Free Writing Prospectus, at the time of filing thereof and at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to the statements therein, in the light of the circumstances under which they were made, not misleading, and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus; provided, however, that the Transferor makes no representations or warranties as to any statements in, or omissions from, any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. “Issuer Free Writing Prospectus” means a Free Writing Prospectus that constitutes an “issuer free writing prospectus” within the meaning contemplated by Rule 433(h)(1) of the Act. Other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus, the Transferor (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of any offer to buy the Notes.

(vi)         Since the respective dates as of which information is given in the Registration Statement, the Preliminary Prospectus and the Prospectus, there has not been any material adverse change in the general affairs, management, financial condition or results of operations of either the Transferor, HSBC Finance or the Issuer, or their subsidiaries (other than as contemplated in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be or in reports filed by HSBC Finance with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) which would be expected to have a material adverse effect on either the ability of such person to consummate the transactions contemplated by, or to perform its respective obligations under, this Agreement, as applicable, or any of the Transaction Documents to which it is a party considered in the aggregate;

(vii)       The Transferor is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. The Transferor has all requisite power and authority to own its properties and conduct its business as presently conducted and to perform its obligations under this Agreement and the Transaction Documents and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of the Transferor.

(viii)      The Transferor is not in violation of its charter, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Transferor, is subject, except where any such violation would not have a material adverse effect on the transactions contemplated by this Agreement, as applicable.

(ix)         The execution, delivery and performance by the Transferor of each of this Agreement, the Transferor RPA, the Transfer and Servicing Agreement and the Trust Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Transferor pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Transferor is a party or by which it may be bound, or to which any of the property or assets of the Transferor is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Transferor or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the transactions contemplated by this Agreement.

(x)          This Agreement, the Transferor RPA, the Transfer and Servicing Agreement and the Trust Agreement have been duly executed and delivered by the Transferor; and such agreements constitute legal, valid and binding instruments enforceable against the Transferor in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(xi)         The Notes have been duly and validly authorized, and, with respect to the Class A Notes, when validly executed, authenticated, issued and delivered in accordance with the Indenture and as provided herein will conform in all material respects to the description thereof contained in the Prospectus and the Notes will be validly issued and outstanding and entitled to the benefits of the Indenture.

(xii)       There are no legal or governmental proceedings pending, or to the knowledge of the Transferor threatened, to which the Transferor is a party or of which any property of any of them is the subject, other than proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of such person and its subsidiaries taken as a whole, or which would have a material adverse effect upon the consummation of this Agreement.

(xiii)      KPMG LLP (“KPMG”) is an independent public accountant with respect to the Transferor and HSBC Finance, as required by the Act and the Rules and Regulations.

(xiv)      No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the issue and sale of the Class A Notes, or the consummation by the Transferor of the other transactions contemplated by this Agreement or any Transaction Document to which it is a party, except for (A) the registration under the Act of the Class A Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits, as applicable, as have been obtained or as may be required under State securities or Blue Sky laws in connection with the purchase of the Class A Notes and the subsequent distribution of the Class A Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Transferor or the transactions contemplated by such agreements.

(xv)        The Transferor will not conduct its operations while any of the Class A Notes are outstanding in a manner that would require the Transferor or the Issuer to be registered as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) as in effect on the date hereof.

(xvi)      The Transferor is not an “ineligible issuer” as defined in Rule 405 under the Act.

(b)          HSBC Finance represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1(b).

(i)           HSBC Finance is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HSBC Finance has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where the failure to have such power and authority or to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by this Agreement.

(ii)          HSBC Finance is not in violation of its restated articles of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business of HSBC Finance and its subsidiaries taken as a whole, to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, except where any such violation or default would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.

(iii)        The execution, delivery and performance by HSBC Finance of this Agreement and the Transfer and Servicing Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HSBC Finance pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HSBC Finance is a party or by which it may be bound, or to which any of the property or assets of HSBC Finance is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HSBC Finance or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance or the transactions contemplated by this Agreement.

(iv)         The Bank is a national banking association duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. The Bank has all requisite power and authority to own its properties and conduct its business as presently conducted and to perform its obligations under the Bank RPA.

(v)          The Bank is not in violation of its articles of association or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business of the Bank and its subsidiaries, to which the Bank is a party or by which it may be bound, or to which any of the property or assets of the Bank is subject, except where any such violation or default would not have a material adverse effect on the business or consolidated financial condition of the Bank or the transactions contemplated by this Agreement.

(vi)         The execution, delivery and performance by the Bank of the Bank RPA and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Bank is a party or by which it may be bound, or to which any of the property or assets of the Bank is subject, nor will such action result in any violation of the provisions of the articles of association or by-laws of the Bank or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of the Bank.

(vii)       HRAC is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation. HRAC has all requisite power and authority to own its properties and conduct its business as presently conducted and to perform its obligations under the Transferor RPA and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or consolidated financial condition of HRAC.

(viii)      HRAC is not in violation of its restated articles of incorporation or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument material to the business of HRAC and its subsidiaries, to which HRAC is a party or by which it may be bound, or to which any of the property or assets of HRAC is subject, except where any such violation or default would not have a material adverse effect on the business or consolidated financial condition of HRAC or the transactions contemplated by this Agreement.

(ix)         The execution, delivery and performance by HRAC of the Transferor RPA and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HRAC pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which HRAC is a party or by which it may be bound, or to which any of the property or assets of HRAC is subject, nor will such action result in any violation of the provisions of the charter or by-laws of HRAC or any applicable law, administrative regulation or administrative or court decree, except where any such conflict, breach, default, encumbrance or violation would not have a material adverse effect on the business or consolidated financial condition of HRAC.

(x)          This Agreement and the Transfer and Servicing Agreement have been duly executed and delivered by HSBC Finance; the Bank RPA and the Transferor RPA have been duly executed and delivered by HRAC; and the Bank RPA has been duly executed and delivered by the Bank; and such agreements constitute legal, valid and binding instruments enforceable against such parties thereto in accordance with their respective terms, subject as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws.

(xi)         Except as set forth in or contemplated in reports filed by it with the Commission pursuant to the Exchange Act, there has been no material adverse change in the business or the consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole since the respective dates as of which any information is given in the Preliminary Prospectus or the Prospectus.

(xii)       There are no legal or governmental proceedings pending, or to the knowledge of HSBC Finance threatened, to which HSBC Finance is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually, or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of HSBC Finance and its subsidiaries taken as a whole or which would have a material adverse effect upon the consummation of this Agreement and the transactions contemplated hereby.

(xiii)      There are no legal or governmental proceedings pending, or to the knowledge of the Bank threatened, to which the Bank is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually, or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of the Bank and its subsidiaries taken as a whole or which would have a material adverse effect on the transactions contemplated by this Agreement.

(xiv)      There are no legal or governmental proceedings pending, or to the knowledge of HRAC threatened, to which HRAC is a party or of which any of its property is the subject, other than proceedings which are not reasonably expected, individually, or in the aggregate, to have a material adverse effect on the shareholder’s equity or consolidated financial position of HRAC and its subsidiaries taken as a whole or which would have a material adverse effect on the transactions contemplated by this Agreement.

(xv)        No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HSBC Finance of the transactions contemplated by this Agreement and the Transfer and Servicing Agreement, except for (A) the registration under the Act of the Class A Notes, (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits as have been obtained or as may be required under state securities or Blue Sky laws in connection with the purchase of the Class A Notes and the subsequent distribution of the Class A Notes by the Underwriters or (C) where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HSBC Finance and its subsidiaries taken as a whole or the transactions contemplated by such agreements.

(xvi)      No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by the Bank of the transactions contemplated by the Bank RPA, except for where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of the Bank and its subsidiaries taken as a whole or the transactions contemplated by such agreement.

(xvii)     No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body of the United States is required for the consummation by HRAC of the transactions contemplated by the Transferor RPA, except for where the failure to obtain such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses or permits would not have a material adverse effect on the business or consolidated financial condition of HRAC and its subsidiaries taken as a whole or the transactions contemplated by such agreement.

(c)          Any certificate signed by an officer on behalf of any of the HSBC Entities and delivered to the Underwriters or counsel for the Underwriters in connection with an offering of the Class A Notes shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

Section 2.	Purchase and Sale.

Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Transferor agrees to sell to each of the

Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Transferor the principal amount of Class A Notes set forth opposite such Underwriter’s name in Schedule I pursuant to the terms of this Agreement at a purchase price equal to 99.825% of the aggregate principal amount represented by the Class A Notes.

Section 3.	Delivery and Payment.

Delivery of and payment for the Class A Notes to be purchased by the Underwriters in accordance with this Agreement shall be made at 9:00 A.M. at the offices of McDermott Will & Emery LLP on 340 Madison Avenue, New York, New York 10017 on July 31, 2007 which date, time or place may be postponed or changed by agreement between the Representative and the Transferor (such date and time of delivery and payment for the Class A Notes being herein referred to as the “Closing Date”). Delivery of one or more global notes representing the Class A Notes shall be made to the accounts of the several Underwriters against payment by the several Underwriters of the purchase price therefor, to or upon the order of the Transferor by one or more wire transfers in immediately available funds. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). The interests of beneficial owners of the Class A Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Class A Notes will be available only under limited circumstances as described in the Indenture.

The Transferor agrees to have copies of the global notes or the Definitive Notes representing the Class A Notes available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

Section 4.	Offering by Underwriters.

Each Underwriter severally represents, warrants and covenants as follows:

(a)          Such Underwriter shall offer and/or solicit offers for the Class A Notes for sale to the public as set forth in the Preliminary Prospectus and the Prospectus and agrees that all offers, solicitations and sales of any Notes shall be made in compliance with all applicable laws and regulations. Furthermore, such Underwriter shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including, but not limited to, Rules 164 and 433 under the Act.

(b)          No Underwriter has conveyed or delivered or shall convey or deliver any “written communication” within the meaning of Rule 405 of the Act to any person in connection with the offering of the Notes, unless such written communication is: (a) the Prospectus; (b) the Preliminary Prospectus; (c) a preliminary prospectus supplement dated July 23, 2007; (d) an Underwriter Free Writing Prospectus that contains only subscription information regarding the Notes or Approved Issuer Information; (e) an Underwriter Free Writing Prospectus that constitutes a Bloomberg Information; (f) an Issuer Free Writing Prospectus; (g) a written confirmation of sale or a notice of allocation of securities sold or to be sold made in reliance on

Rule 172 under the Act; or (h) such other written communication specifically agreed to by HSBC Finance and the Underwriters. “Underwriter Free Writing Prospectus” means a Free Writing Prospectus prepared by or on behalf of an Underwriter with respect to the Notes that is not an Issuer Free Writing Prospectus. “Issuer Information” means “issuer information” within the meaning set forth in Rule 433(h)(2) of the Act with respect to the Notes and includes, without limitation, the information with respect to the Notes specified in footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) other than Underwriter Derived Information. “Approved Issuer Information” has the meaning set forth in subsection (c) below. “Bloomberg Information” means customary information provided by an Underwriter to Bloomberg, for use by investors and prospective investors that does not contain information other than identifying information relating to the Trust and the Notes; the nature of the offering, the expected pricing date, the expected closing date and first payment date for the Notes; expected principal amount and class amounts, principal payment windows; pricing speeds/prepayment assumptions; duration/modified duration; expected weighted average life, expected ratings, expected final payment date, expected legal final payment date and expected interest rate index; preliminary guidance as to the interest rate and/or yield the Notes and final interest rate or yield information; names of lead managers and co-managers; information about the principal amount of the Notes; average lives; ratings and ratings agencies; 100% pot vs. retention status; percent interest only; geographic concentration; 2a-7 eligibility; other similar or related information such as expected pricing parameters and benchmarks; pricing guidance; status of subscriptions and Underwriters’ retentions and ERISA eligibility; provided that, references to “expected” in the foregoing includes ranges, windows or references to benchmarks. “Underwriter Derived Information” means information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by an Underwriter.

(c)          Such Underwriter has not included and will not include any Issuer Information in any Underwriter Free Writing Prospectus with respect to the Notes unless the Issuer Information was accurately extracted from the encrypted CD file provided by the Transferor, an Issuer Free Writing Prospectus previously filed with the Commission, the Preliminary Prospectus or the Prospectus or was provided by the Transferor or HSBC Finance expressly for inclusion therein, or such Underwriter or the Representative has obtained the prior written consent of the Transferor to the use of that Issuer Information in such Underwriter Free Writing Prospectus (any such Issuer Information, “Approved Issuer Information”).

(d)          If such Underwriter distributes any “written communication” within the meaning of Rule 405 of the Act “in a manner reasonably designed to lead to its broad unrestricted dissemination” within the meaning contemplated by Rule 433(d)(1)(ii) of the Act, such Underwriter will provide a copy of such written communication to the Transferor at a time reasonably in advance of the time for filing with the Commission specified by Rule 433(d) of the Act.

(e)	Each Underwriter severally represents and agrees that:

(i) each Underwriter Free Writing Prospectus prepared by it did not and will not, as of the date such Underwriter Free Writing Prospectus was or will be conveyed or delivered to any prospective purchaser of Class A Notes, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such misstatements or omissions were the result of any inaccurate information that was included in an Issuer Free Writing Prospectus previously filed with the Commission, the Preliminary Prospectus, the Prospectus or Approved Issuer Information, which information was not corrected by information subsequently provided by the Transferor or HSBC Finance to the related Underwriter prior the time of first use of such Underwriter Free Writing Prospectus;

(ii) Prior to entering into any Contract of Sale, the applicable Underwriter shall convey the Preliminary Prospectus to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Preliminary Prospectus to the potential investor prior to the formation of the related Contract of Sale and shall maintain such-records as required by the Rules and Regulations.

(iii)        If a Defective Prospectus has been corrected with a Corrected Prospectus delivered to such Underwriter, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor in a prominent fashion that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to affirmatively agree to purchase the Class A Notes on the terms described in the Corrected Prospectus.

(f)           Each Underwriter severally represents and agrees that in disseminating information to prospective investors, it has complied and will continue to comply fully with the Rules and Regulations, including but not limited to Rules 164 and 433 under the Act and the requirements thereunder for filing and retention of Free Writing Prospectuses, including retaining any Free Writing Prospectuses they have used or delivered but which are not required to be filed for the required period.

(g)          Each Underwriter severally agrees that if it is a foreign broker-dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the “NASD”), it will not effect any transaction in the Class A Notes within the United States or induce or attempt to induce the purchase of or sale of the Class A Notes within the United States, except that it shall be permitted to make sales to the other Underwriters or to its United States affiliates provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act and in conformity with the NASD’s Conduct Rules as such Rules apply to non-NASD brokers or dealers.

(h)          Each Underwriter severally represents and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(i)           In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), such Underwriter has not made and will not make an offer of Class A Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Class A Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Class A Notes to the public in that Relevant Member State at any time:

(i)         to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)        to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)       in any other circumstances that do not require the publication by the issuer entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (A) the expression an “offer of Class A Notes to the public” in relation to any Class A Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Class A Notes to be offered so as to enable an investor to decide to purchase or subscribe the Class A Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The countries comprising the “European Economic Area” are Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

(j)           Such Underwriter has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

(k)          Such Underwriter and each of its affiliates (i) has anti-money laundering policies and procedures in place in accordance with the requirements imposed by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and any rules and regulations promulgated thereunder, and the Foreign Assets Control Regulations issued by the Office of Foreign Assets Control of the United States Department of the Treasury, in each case to the extent applicable to them; and (ii) has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011, to the extent applicable to them.

(l)           Such Underwriter shall deliver to the Transferor, at a time reasonably in advance of the time for filing with the Commission specified in Section 5(m) below, each Underwriter Free Writing Prospectus that included Issuer Information and each Underwriter Free Writing Prospectus that constitutes Bloomberg Information and that sets forth the final terms and pricing for the Class A Notes. To facilitate filing with the Commission to the extent required by Section 5(m) below, all Issuer Information included in any Underwriter Free Writing Prospectus shall be set forth in a document separate from any Underwriter Derived Information included in such Underwriter Free Writing Prospectus.

Section 5.	Agreements.

Each of the HSBC Entities, each as to itself, covenants and agrees with the several Underwriters that:

(a)          The Transferor will prepare a Preliminary Prospectus and Prospectus, and will transmit the Preliminary Prospectus and Prospectus, to the Commission pursuant to Rule 424(b) by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b), in each case no later than the time specified by such Rule. The Transferor will promptly advise the Representative (i) when the Registration Statement shall have become effective, (ii) when any amendment thereof shall have become effective, (iii) of the receipt of any comments from the Commission with respect to the Prospectus, (iv) of any request by the Commission for any amendment or supplement of the Registration Statement or the Prospectus or any Preliminary Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (vi) of the receipt by the Transferor of any notification with respect to the suspension of the qualification of the Class A Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Transferor will not file any amendment of the Registration Statement or supplement to the Prospectus or any Preliminary Prospectus to which the Representative reasonably objects. The Transferor will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)            The Transferor will file with the Commission each Issuer Free Writing Prospectus as required to be filed under the Act and the Rules and Regulations, and to do so within the applicable period of time required under the Act and the Rules and Regulations.

(c)          The Transferor will give the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment, supplement or revision to any of the Base Prospectus, the Preliminary Prospectus or the Prospectus, whether pursuant to the Act, the Exchange Act or otherwise (other than reports to be filed pursuant to the Exchange Act), will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(d)          The Transferor has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as of the date hereof and conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          If, at any time when a Prospectus relating to the Class A Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement such Prospectus to comply with the Act or the Rules and Regulations, the Transferor shall be required to notify the Representative and shall, at its expense (unless such information is Underwriter Information or is otherwise with respect to the Underwriters in which case it shall be at the Underwriters’ expense), promptly prepare and file with the Commission and furnish without charge to each Underwriter as many copies as such Underwriter may from time to time reasonably request of an amended Registration Statement, Prospectus or a supplement to the Prospectus which shall correct such statement or omission or effect such compliance.

(f)           The Transferor will furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of the Preliminary Prospectus and the Prospectus (both as amended or supplemented) as the Underwriters may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, in all material respects, to the electronic versions thereof filed with the Commission, except to the extent permitted by Regulation S-T. The Transferor and HSBC Finance severally, and not jointly, agree to pay all expenses incidental to the performance of their obligations under this Agreement, including without limitation those related to (i) preparing and filing the Registration Statement, the Prospectus and all amendments thereto and documents incorporated by reference therein (including exhibits), (ii) the issuance and, where applicable, the preparation and delivery of the Notes, (iii) the fees and disbursements of McDermott Will & Emery LLP, as special counsel for the Transferor and HSBC Finance, and KPMG, accountants of the Transferor and HSBC Finance (except as specified below), (iv) any qualification of the Class A Notes under state securities and Blue Sky laws and the determination of the eligibility of the Class A Notes for investment in accordance with the provisions of subsection 5(f) below including filing fees, and the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters (not to exceed $10,000) in connection therewith and in connection with the preparation of any Blue Sky Survey, (v) the printing and delivery to the Underwriters, in such quantities as the Underwriters may reasonably request, of copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi)  the fees charged by nationally recognized statistical rating agencies for rating the Notes and (viii) the fees and expenses of the Indenture Trustee, the Owner Trustee and their respective counsel. It is understood that, except as expressly provided in this Section 5, the Underwriters will pay all of their own expenses, including (i) the fees and disbursements of counsel to the Underwriters, (ii) fees and expenses of KPMG or other accountants for the Underwriters incurred in connection with any Underwriter Free Writing Prospectus, (iii) expenses related to the overnight delivery to the Underwriters of copies of the Preliminary Prospectus and the Prospectus and (iv) any transfer taxes on resale of any of the Notes and advertising expenses connected with any offers that Underwriters may make. If this Agreement is terminated by you because of a failure to satisfy any condition to the Underwriters’ obligations set forth in Section 6 below, because of any termination pursuant to Section 10 below or because of any refusal, inability or failure on the part of the Indenture Trustee or any HSBC Entity to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Transferor and HSBC Finance shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters.

(g)          The Transferor will take all reasonable actions requested by the Underwriters to arrange for the qualification of the Class A Notes for sale under the laws of such jurisdictions within the United States.

(h)          To the extent, if any, that any rating provided with respect to the Notes set forth in Sections 6(k) and (l) hereof is conditional upon the furnishing of documents reasonably available to the HSBC Entities, the HSBC Entities shall furnish such documents.

(i)           The Transferor, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(j)           The Transferor will not, during the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Class A Notes, as notified to the Transferor by the Representative, and (ii) the Closing Date for the Notes, offer, sell, contract to sell or otherwise dispose of any debt securities of the Transferor that are substantially similar to the Notes in a public offering registered under the Act, without the prior written consent of the Representative; provided, however, that in no event shall the foregoing period extend more than five (5) Business Days from the date of this Agreement.

(k)          The Transferor will cooperate with the Underwriters and use its best efforts to permit the Class A Notes to be eligible for clearance and settlement through the facilities of DTC.

(l)           The Transferor shall apply the net proceeds from the sale of the Class A Notes in the manner set forth in the Prospectus.

(m)         The Transferor shall file each Underwriter Free Writing Prospectus provided to the Transferor by any Underwriter pursuant to Section 4(l) above, not later than the date of first use thereof; provided, however, that:

(i)           each Underwriter shall deliver to the Transferor, not less than one business day prior to the required date of filing thereof, all information included in an Underwriter Free Writing Prospectus required to be filed with the Commission under the Act; and

(ii)          any Underwriter Free Writing Prospectus that sets forth the final terms and pricing for the Class A Notes may be filed by the Transferor within two Business Days of the later of (A) the date such final terms and pricing have been established for all classes of Notes and (B) the date of first use;

provided further, that (A) the Transferor shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus included information in a Free Writing Prospects, Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission and (B) the Transferor shall not be required to file any portion of any Underwriter Free Writing Prospectus to the extent it does not constitute Issuer Information.

Section 6.	Conditions of Closing; Termination of Rights under Section 2.

The obligations of the Underwriters to purchase and pay for the Class A Notes on the Closing Date shall be subject to the material accuracy of the representations and warranties of the HSBC Entities contained herein as of the Execution Time and as of the Closing Date, to the material accuracy of the statements of the HSBC Entities made in any certificates delivered pursuant to the provisions hereof, to the performance by the HSBC Entities of their obligations hereunder and to the following additional conditions:

(a)          At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or the use of the Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          Each of the HSBC Entities shall have delivered a certificate, dated as of the Closing Date, signed by its President or any Vice President and its principal financial or principal accounting officer or its Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary to the effect that the signers of such certificate, on behalf of the named HSBC Entity, have carefully examined this Agreement, each of the Transaction Documents to which it is a party, the Preliminary Prospectus, the Prospectus (and any supplements thereto) and the Registration Statement, stating that to the best of such person’s knowledge:

(i)           the representations and warranties of such HSBC Entity in this Agreement and each of the Transaction Documents to which it is a party are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

(ii)          such HSBC Entity has complied, in all material respects, with all the agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

(iii)        nothing has come to the attention of such HSBC Entity that would lead it to believe that the Preliminary Prospectus, the Prospectus or the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)         no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the signor, threatened.

(c)          Patrick D. Schwartz, Vice President – Deputy General Counsel-Corporate and Assistant Secretary, as counsel for the HSBC Entities and HRAC, shall have delivered a favorable opinion with respect to clauses (i) through (xii) of this paragraph (c); and McDermott Will & Emery LLP, special counsel to the HSBC Entities and HRAC, shall have delivered a favorable opinion with respect to clauses (ix) and (xiii) through (xvii). Each opinion shall be dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

(i)           each of HSBC Finance, HRAC and the Transferor is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and to conduct its business, except where failure to have such power and authority do not have a material adverse effect, as the case may be, on the business or consolidated financial condition of HSBC Finance and its subsidiaries, taken as a whole, HRAC, or the Transferor, to enter into and perform its obligations under this Agreement and the Transaction Documents which it is a party thereto and to consummate the transactions contemplated hereby and thereby;

(ii)          this Agreement and each of the Transaction Documents to which it is a party have been duly authorized, executed and delivered by HSBC Finance, or the Transferor, as the case may be, and, when executed by the Indenture Trustee and the Representative, constitute the legal, valid and binding agreement of HSBC Finance or the Transferor, as the case may be, enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations, (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law) and (C) with respect to rights of indemnity under this Agreement, to limitations of public policy under applicable securities laws;

(iii)        the Transferor RPA has been duly authorized, executed and delivered by HRAC and constitutes the legal, valid and binding agreement of HRAC enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law);

(iv)         the issuance and sale of Notes has been duly authorized and, with respect to the Class A Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will be validly issued and outstanding, enforceable in accordance with their terms, subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(v)          neither the execution nor the delivery of this Agreement or any Transaction Document nor the issuance of the Notes or delivery of the Class A Notes, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Notes, this Agreement or any Transaction Document will conflict with or violate any term or provision of the charter, by-laws or organizational documents of any of the applicable HSBC Entities, as the case may be, or result in a breach or violation or acceleration of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the applicable HSBC Entities pursuant to, any material statute currently applicable to any of them or any order or regulation known to such counsel to be currently applicable to any of them of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor or HSBC Finance, as the case may be, or the terms of any indenture or other agreement or instrument known to such counsel to which any of the applicable HSBC Entities is a party or by which any of them or any of their properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by this Agreement;

(vi)         neither the execution nor the delivery of the Transferor RPA nor the consummation of any of the transactions contemplated therein, will conflict with or violate any term or provision of the charter, by-laws or organizational documents of HRAC, or result in a breach or violation or acceleration of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of HRAC pursuant to any material statute currently applicable to HRAC or any order or regulation known to such counsel to be currently applicable to HRAC of any court, regulatory body, administrative agency or governmental body having jurisdiction over HRAC or the terms of any indenture or other agreement or instrument known to such counsel to which HRAC is a party or by which HRAC or any of its properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by the Transferor RPA;

(vii)       to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to this Agreement, the Notes or the Transaction Documents or any of the transactions contemplated herein or therein or with respect to the HSBC Entities or HRAC which, in the case of any such action, suit or proceeding with respect to any of them, would have a material adverse effect on the Noteholders or upon the ability of any of them to perform their obligations under or the validity or enforceability of any of such agreements or the Notes; and the statements included in the Registration Statement and Prospectus describing statutes (other than those relating to tax and ERISA matters), legal proceedings, contracts and other documents (other than financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) fairly summarize the matters therein described;

(viii)      the Registration Statement has become effective under the Act; any required filing of the Preliminary Prospectus, the Prospectus, any supplement thereto pursuant to Rule 424 has been made in the manner and within the time period required by Rule 424; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement the Preliminary Prospectus and the Prospectus (and any supplements thereto) (other than financial and statistical information contained therein as to which such counsel need express no opinion) appears on its face to be appropriately responsive in all material respects with the applicable requirements of the Act and the Rules and Regulations;

(ix)         such counsel has no reason to believe that at any Effective Date the Registration Statement (excluding any exhibits filed therewith) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Preliminary Prospectus, as of the Time of Sale, or the Prospectus, as of its date and the date of such opinion, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than financial and statistical information contained therein as to which such counsel need express no opinion);

(x)          to the best knowledge of such counsel, no consent, approval, authorization, order, registration, qualification, license or permit of or with any court, federal or state governmental agency or regulatory body is required for any HSBC Entity to consummate the transactions contemplated in this Agreement or the Transaction Documents, except (A) such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits as have been made or obtained or as may be required under the State securities or blue sky laws of any jurisdiction in connection with the purchase of the Class A Notes by the Underwriters and the subsequent distribution of the Class A Notes by the Underwriters or (B) where the failure to have such consents, approvals, authorizations, orders, registrations, qualifications, licenses or permits would not have a material adverse effect on the Issuer’s interests in the Receivables or the transactions contemplated by such agreements;

(xi)         the Class A Notes, this Agreement and the Transaction Documents conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus;

(xii)       the statements in the Prospectus under the heading “Material Legal Aspects of the Receivables” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel or attorneys under the control of such counsel and are correct in all material respects;

(xiii)      the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies as to form with the TIA and the rules and regulations of the Commission thereunder;

(xiv)      the Issuer is not required to be registered as an “investment company” under the 1940 Act;

(xv)        to the extent that the transfer of the Receivables by HRAC to the Transferor does not constitute an absolute assignment of such Receivables, the Transferor RPA creates in favor of the Transferor a security interest in the rights of HRAC in such Receivables, and to the extent that the transfer of the Receivables by the Transferor to the Issuer does not constitute an absolute assignment of such Receivables, the Transfer and Servicing Agreement creates in favor of the Issuer a security interest in the rights of the Transferor in such Receivables.

(xvi)      the Indenture creates in favor of the Indenture Trustee a security interest in the rights of the Issuer in the Receivables; and

(xvii)     the statements in the Base Prospectus under the headings “Prospectus Summary--Tax Status” and “Material Federal Income Tax

Consequences,” and in the Prospectus Supplement under the headings “Prospectus Supplement Summary – Material Federal Income Tax Consequences” and “Tax Matters” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material Federal income tax consequences to holders of the Class A Notes and the statements in the Base Prospectus and Prospectus under the heading “ERISA Considerations,” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and accurately describe the material consequences to holders of the Class A Notes under ERISA.

(d)          Susan Jewell, General Counsel of the Bank, shall have delivered a favorable opinion dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

(i)           the Bank is duly formed and validly existing as a national banking association in good standing under the laws of the United States with corporate power and authority to own its properties and to conduct its business, except where failure to have such power and authority do not have a material adverse effect, as the case may be, on the business or consolidated financial condition of the Bank and its subsidiaries, taken as a whole, to enter into and perform its obligations under the Bank RPA and to consummate the transactions contemplated thereby;

(ii)          the Bank RPA has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding agreement of the Bank enforceable in accordance with its terms subject, as to enforceability (A) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally and the rights and remedies of creditors of thrifts, savings institutions or national banking associations and (B) to general principles of equity (regardless of whether enforcement is sought in a proceedings in equity or at law);

(iii)        neither the execution nor the delivery of the Bank RPA, nor the consummation of any of the transactions contemplated therein, will conflict with or violate any term or provision of the charter or by-laws of the Bank or result in a breach or violation or acceleration of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Bank pursuant to, any material statute currently applicable to the Bank or any order or regulation known to such counsel to be currently applicable to the Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Bank, or the terms of any indenture or other agreement or instrument known to such counsel to which the Bank is a party or by which it or any of its properties are bound, except where any such conflict, breach, violation, default or encumbrance would not have a material adverse effect on the transactions contemplated by the Bank RPA.

In rendering such opinion, counsel may rely (A) as to matters involving the application of the law of any jurisdiction other than (i) with respect to the opinion delivered by Patrick D. Schwartz, Vice President – Deputy General Counsel-Corporate and Assistant Secretary of HSBC Finance, the State of Illinois, the United States Federal laws and the corporation law of the State of Delaware and (ii) with respect to the opinion delivered by McDermott Will & Emery LLP, the State of New York, the United States Federal Laws and the corporation law of the State of Delaware, to the extent deemed proper and stated in each such opinion, upon the opinion of other counsel of good standing believed by each such counsel to be reliable and acceptable to you and your counsel, and (B) as to matters of fact on certificates of responsible officers of the Issuer, HSBC Entities and public officials. References to the Preliminary Prospectus or Prospectus in this paragraph (c) include any supplements thereto.

(e)          Mayer, Brown, Rowe & Maw LLP, as counsel for the Underwriters, shall have delivered a favorable opinion dated the Closing Date with respect to such matters as the Representative may reasonably require and the HSBC Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on such matters.

(f)           On the Closing Date, the Underwriters shall have received a letter from KPMG, dated as of the Closing Date, regarding the Preliminary Prospectus and the Prospectus in the form heretofore agreed to.

(g)          The Representative shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Secretaries of State of each applicable jurisdiction (and such other states as may be necessary or desirable pursuant to applicable state law) reflecting the interest of the Indenture Trustee in the Receivables and the proceeds thereof.

(h)          Counsel to the Indenture Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)           the Indenture Trustee has been duly incorporated and is validly existing and in good standing as a national banking association, is duly qualified to do business in all jurisdictions where the nature of its operations as contemplated by the Indenture requires such qualifications, and has the power and authority (corporate and other) to issue, and to take all action required of it under, the Indenture;

(ii)          the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee have been duly authorized by all necessary corporate action on the part of the Indenture Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Indenture Trustee or the charter or the by-laws of the Indenture Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Indenture Trustee is a party or by which the Indenture Trustee is bound;

(iii)        the execution, delivery and performance by the Indenture Trustee of the Indenture and the issuance of the Notes by the Indenture Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected;

(iv)         each of the Class A Notes has been duly authenticated and delivered by the Indenture Trustee and each of the Notes and the Indenture constitute legal, valid and binding agreements of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally); and

(v)          no approval, authorization or other action by, or filing with, any governmental authority of the United States of America having jurisdiction over the banking or trust powers of the Indenture Trustee is required in connection with its execution and delivery of the Indenture or the performance by the Indenture Trustee of the terms of the Indenture.

(i)           Counsel to the Owner Trustee shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that:

(i)           the Owner Trustee is duly incorporated and validly existing as a banking corporation in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform the Trust Agreement and to consummate the transactions contemplated thereby;

(ii)          the Trust Agreement has been duly authorized, executed and delivered by the Owner Trustee and constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms;

(iii)         each of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement (collectively referred to as the “Trust Documents”) has been duly executed and delivered by the Owner Trustee, as Owner Trustee on behalf of the Issuer;

(iv)         neither the execution, delivery or performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware or the United States of America governing the trust powers of the Owner Trustee;

(v)          neither the execution, delivery and performance by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, of the Trust Documents, nor the consummation of the transactions by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, contemplated thereby, is in violation of the charter or by-laws of the Owner Trustee or of any law, governmental rule or regulation of the State of Delaware or of the United States of America governing the trust powers of the Owner Trustee or, to such counsel’s knowledge, without independent investigation, any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which it is a party or by which it is bound or, to such counsel’s knowledge, without independent investigation, of any judgment or order applicable to the Owner Trustee; and

(vi)         to such counsel’s knowledge, without independent investigation, there are no pending or threatened actions, suits or proceedings affecting the Owner Trustee before any court or other governmental authority which, if adversely determined, would materially and adversely affect the ability of the Owner Trustee to carry out the transactions contemplated by the Trust Agreement.

(j)           Special Delaware counsel to the Issuer shall have delivered a favorable opinion, dated the Closing Date, and satisfactory in form and substance to the Representative and counsel for the Underwriters, the HSBC Entities and their counsel, to the effect that;

(i)           the Issuer has been duly formed and is validly existing in good standing as a common law trust under Delaware law;

(ii)          the Trust Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor, in accordance with its terms;

(iii)        the Owner Trustee has the power and authority under the Trust Agreement to execute, deliver and perform its obligations under the Indenture and the Transfer and Servicing Agreement and to issue the Notes, and the Trust Agreement duly authorizes the execution, delivery, issuance and performance of such agreements and obligations;

(iv)         a Delaware court or a federal court sitting in Delaware and applying Delaware law, if properly presented with the issue, should not allow the Transferor (in its capacity as beneficial owner of the Trust) to revoke or terminate the trust created by the Trust Agreement except in accordance with the terms thereof or with the consent of the Indenture Trustee. Any creditor of the Transferor (in its capacity as beneficial owner of the Trust) would not have any greater rights than the Transferor to revoke or terminate such trust or to acquire legal title or asset any lien, or claim against, or exercise remedies, with respect to the Trust Estate;

(v)          neither the execution, delivery and performance by the Owner Trustee on behalf of the Issuer of the Trust Documents, nor the consummation by the Owner Trustee on behalf of the Issuer of any of the transactions contemplated thereby, requires the consent or approval of, the withholding of objection on the part of, the giving of notice to, the filing, registration or qualification with, or the taking of any other action in respect of, any governmental authority or agency of the State of Delaware, other than the filing of any financing statements with the Delaware Secretary of State in connection with the Indenture;

(vi)         neither the execution, delivery and performance by the Owner Trustee on behalf of the Issuer of the Trust Documents, nor the consummation by the Owner Trustee on behalf of the Issuer of the transactions contemplated thereby, is in violation of the Trust Agreement or of any law, rule or regulation of the State of Delaware applicable to the Owner Trustee on behalf of the Issuer;

(vii)       assuming that the Class A Notes will be characterized as debt and the Issuer will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes (i) neither the Issuer nor any of its assets will be subject to income taxation by the State of Delaware and (ii) a Class A Noteholder that would not be subject to taxation by the State of Delaware but for its ownership of Class A Notes in the Issuer, will not be subject to such taxation as a result of such ownership.

(k)          The Class A Notes shall be given the highest investment grade rating by each of Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”), and Standard & Poor’s Ratings Services (“S&P”) and none of Moody’s, S&P or Fitch shall have placed the Class A Notes under review with possible negative implications.

(l)           The Class B Notes shall be rated at least “A” or its equivalent by each of Moody’s, Fitch, and S&P and none of Moody’s, S&P or Fitch shall have placed the Class B Notes under review with possible negative implications.

(m)         Since the date as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders equity or results of operations of the Transferor, the Bank, HRAC or HSBC Finance otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the reasonable judgment of the Underwriters, after consultation with the Transferor and HSBC Finance, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the terms and in the manner contemplated in the Prospectus.

(n)          All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, and the Representative and counsel for the Underwriters shall have received such information, certificates and documents as the Representative or counsel for the Underwriters may reasonably request.

(o)          The Representative shall have received and shall be addressed on, opinions from McDermott Will & Emery LLP, special counsel to the HSBC entities rendered to the rating agencies, with respect to certain matters, including security interest, true sale, non-consolidation and FDIC matters, in each case, dated as of the Closing Date.

(p)          The Bank shall have delivered a certificate, dated as of the Closing Date, signed by its President or any Vice President that such person has carefully examined the Bank RPA, the Preliminary Prospectus, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:

(i)           the representations and warranties of such entity in the Bank RPA are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

(ii)          such entity has complied, in all material respects, with such agreement and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; and

(iii)        nothing has come to the attention of such entity that would lead it to believe that the Preliminary Prospectus, the Prospectus or Registration Statement with respect to matters related to the Bank contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(q)          HRAC shall have delivered a certificate, dated as of the Closing Date, signed by its President or any Vice President that such person has carefully examined the Bank RPA, the Transferor RPA, the Preliminary Prospectus, the Prospectus (and any supplements thereto) and the Registration Statement, stating that:

(i)           the representations and warranties of such entity in the Transferor RPA are true and correct in all material respects at and as of the date of such certificate as if made on and as of such date (except to the extent they expressly relate to an earlier date);

(ii)          such entity has complied, in all material respects, with such agreements and satisfied, in all material respects, all the conditions on its part to be performed or satisfied at or prior to the date of such certificate; and

(iii)        nothing has come to the attention of such entity that would lead it to believe that the Preliminary Prospectus, the Prospectus or Registration Statement with respect to matters related to HRAC contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Representative and the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Indenture Trustee and the Transferor in writing or by telephone or telegraph confirmed in writing.

Section 7.	Preliminary Prospectus and Free Writing Prospectuses.

(a)          Neither the Transferor nor any Underwriter will disseminate to any potential investor any Free Writing Prospectus or any other information relating to the Notes that constitutes a “written communication” within the meaning of Rule 405 under the Act, other than as permitted by Section 4(b) above.

(b)          Neither the Transferor nor any Underwriter shall disseminate or file with the Commission any information relating to the Notes in reliance on Rule 167 or 426 under the Act.

(c) Each Free Writing Prospectus shall bear the following legend, or a substantially similar legend that complies with Rule 433 under the Act:

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer, the issuing trust, and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling, in the case of _________________________, toll-free 1-800-___-____.

(d)          In the event that HSBC Finance, the Transferor or any Underwriter become aware that, as of the Time of Sale, any Free Writing Prospectus or any Preliminary Prospectus contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (a “Defective Prospectus”), such entity shall promptly notify the other parties hereto of such untrue statement or omission no later than one business day after discovery and such party shall prepare corrective information and provide adequate disclosure of the new information that is necessary to correct the misstatements or omissions and, if requested by the Underwriters, the Transferor shall prepare and deliver to the Underwriters a Corrected Prospectus.

Section 8.	Indemnification and Contribution.

(a)          As an inducement to the Underwriters to participate in the public offering of the Class A Notes, the Transferor and HSBC Finance, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Prospectus, or the Preliminary Prospectus or in any amendment thereof or supplement thereto, any Issuer Free Writing Prospectus or any Issuer Information required to be filed pursuant to Rule 433(d) under the Act (unless such Issuer Information was included in an Underwriters Free Writing Prospectus that was not delivered to the Transferor as required by Section 4(l) and was not Approved Issuer Information), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the HSBC Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information, and (ii) such indemnity with respect to any such untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus or the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Class A Notes which are the subject thereof if such person was not sent a copy at or prior to the Time of Sale of a Corrected Prospectus timely prepared by the Transferor correcting such statement or omission. This indemnity agreement will be in addition to any liability which the HSBC Entities may otherwise have.

(b)          Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the HSBC Entities, each of their directors, each of the officers who signs the Registration Statement, and each person who controls any HSBC Entity within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (i) to the same extent as the foregoing indemnities from the HSBC Entities to each Underwriter, but only with reference to the Underwriter Information contained in the Preliminary Prospectus, Prospectus and any Issuer Free Writing Prospectus and (ii) with respect to the failure on the part of any Underwriter to deliver the Preliminary Prospectus or Prospectus (if completed by the time of entering into a contract of sale) to any prospective investor with whom such Underwriter entered into a contract of sale prior to entering into such contract of sale. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)          Each of the Underwriters, severally and not jointly, agrees to indemnify and hold harmless each HSBC Entity against any losses, claims, damages or liabilities to which such HSBC Entity may become subject, under the Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, including any Underwriter Derived Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no Underwriter will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement contained in any Underwriter Free Writing Prospectus in reliance upon and in conformity with an Issuer Free Writing Prospectus previously filed with the Commission (other than Underwriter Information), the Preliminary Prospectus or the Prospectus or Approved Issuer Information (other than Underwriter Information), which information was not corrected by information subsequently provided by the Transferor or HSBC Finance to the relevant Underwriter prior to the time of first use of such Underwriter Free Writing Prospectus, and provided further, that no Underwriter shall be liable to any HSBC Entity under the indemnity agreement in this subsection (c) for any such loss, liability, claim, damage, cost or expense that arises out of or is based upon any untrue statement or omission contemplated by this subsection (c) as to which HSBC Finance and the Transferor has agreed to indemnify such Underwriter pursuant to Section 8(a) above. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d)          Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject mater of such action.

(e)          If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsections (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the HSBC Entities on the one hand and the Underwriters on the other from the offering of the Class A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the HSBC Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the HSBC Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the HSBC Entities bears to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the HSBC Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transferor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting discount applicable to the Class A Notes underwritten by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses unless such loss, liability, claim, damages or expense arose from an act or omission by such Underwriter specified in Section 8(b) or (c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

Section 9.	Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Class A Notes agreed to be purchased by such Underwriter or Underwriters hereunder on the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Class A Notes set forth opposite their names in Schedule I with respect to the Closing Date hereto bears to the aggregate amount of Class A Notes set forth opposite the names of all the remaining Underwriters) the Class A Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Class A Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Class A Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Class A Notes, and if such nondefaulting Underwriters do not purchase all the Class A Notes, the obligations will terminate without liability of any nondefaulting Underwriter, the Issuer, or any HSBC Entity. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Transferor, HSBC Finance, and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 10.	Termination.

This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Transferor if after the Execution Time and prior to delivery of and payment for the Class A Notes on the Closing Date, (i) if there has been since the respective dates as of which information is given in the Preliminary Prospectus or the Prospectus, any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, earnings, affairs or business of HSBC Finance or the Transferor, whether or not arising in the ordinary course of business, which, in the reasonable judgment of the Underwriters after consultation with HSBC Finance and the Transferor, materially impairs the market for, or the investment quality of, the Class A Notes, (ii)  if there has been an outbreak or material escalation of hostilities involving the United States of America (including, without limitation, an act of domestic terrorism), or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of the Class A Notes as contemplated by this Agreement, (iii) if trading in securities generally on the New York Stock Exchange has been suspended or materially limited (other than normal trading restrictions resulting from the total number of trades on the New York Stock Exchange), or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities or (iv) if there has been any material disruption of securities settlement, payment or clearance services in the United States, or any other calamity or crisis having an effect on financial markets in the United States if the effect of any such event in the Underwriters’ reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or delivery of the Class A Notes as contemplated by this Agreement.

Section 11.	Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements or certificates of the HSBC Entities or the officers of each of them and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the HSBC Entities or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Class A Notes. The provisions of Sections 5(e), 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 12.	Notices.

All communications hereunder shall be in writing and effective only on receipt, and shall be deemed to have been duly given if mailed or transmitted any standard form of telecommunication. Notices to the Underwriters shall be directed to HSBC Securities (USA) Inc., 425 Fifth Avenue, New York, New York 10018, attention: Ted Hsueh, (Fax: (646) 366-3467) with a copy to Legal Department, attention: Susan Helfrick, (Fax: (646) 366-3582). Notice to any HSBC Entity, shall be directed to them at 2700 Sanders Road, Prospect Heights, Illinois 60070, attention of General Counsel (Fax: (847) 205-7538); provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

Section 13.	Relationship of the Parties.

The Transferor and HSBC Finance acknowledge and agree that: (a) the purchase and sale of the Class A Notes pursuant to this Agreement, including the determination of the public offering price of the Class A Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Transferor and HSBC Finance, on the one hand, and the Underwriters, on the other hand, and the Transferor and HSBC Finance are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (b) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor or fiduciary of the Transferor or HSBC Finance, or their respective affiliates, stockholders, creditors or employees; (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Transferor or HSBC Finance with respect to any of the transactions contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Transferor or HSBC Finance on other matters) and no Underwriter has any obligation to the Transferor or HSBC Finance with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Transferor and HSBC Finance and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory or fiduciary relationship; and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Transferor and HSBC Finance have consulted their own legal, accounting, regulatory and tax advisors to the extent deemed appropriate.

Section 14.	APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

Section 15.	Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 16.	Counterparts.

This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 17.	Miscellaneous.

This agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

If you are in agreement with the foregoing, please sign two counterparts hereof and return one to each of the Transferor and HSBC Finance whereupon this letter and your acceptance shall become a binding agreement among the HSBC Entities and the several Underwriters.

Very truly yours,

HSBC RECEIVABLES FUNDING INC. I

By: /s/ Cheryl F. Steffens

Name: Cheryl F. Steffens

Title: Vice President and

Assistant Treasurer

HSBC FINANCE CORPORATION

By: /s/ Craig T. Thiele

Name: Craig T. Thiele

Title: Vice President – Treasury

The foregoing Agreement

is hereby confirmed and

accepted as of the date hereof.

HSBC SECURITIES (USA) INC.,

as Representative of the Underwriters

By: /s/ Ted Hsueh

Name: Ted Hsueh

Title: Director

i:\\hilegal\3nlaw\law\tr\up securitization\Series 2007-1\HSBC CC Trust, Series 2007-1 Underwriting Agreement (FINAL)

Schedule I

Underwriters	Class A Notes

HSBC Securities (USA) Inc.	$169,387,500
Banc of America Securities LLC	$169,387,500
Deutsche Bank Securities Inc.	$169,387,500
J.P. Morgan Securities Inc.	$169,387,500
Total	$677,550,000

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